UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2012

Raven Industries, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107

Sioux Falls, SD 57117-5107

(Address of principal executive offices)

(605) 336-2750

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2012, the Company adopted the 2012 Long-Term Incentive Plan (“LTIP”) for executive officers and key employees of the Company. Under the LTIP, each executive officer was granted two awards with a total targeted award level determined for each individual by the Compensation Committee. First, each individual received a non-qualified stock option, with the value of the stock option equal to one-half of the targeted award value. Second, each individual received performance-based restricted stock units (“RSUs”) with a target level equal to one-half of the targeted award value. The RSU grants require shareholder approval of an amendment to the 2010 Stock Incentive Plan to authorize the granting of RSUs, to be requested at the 2012 annual meeting.

The stock option granted to each executive officer has a term of five years and vests in four equal annual installments, with the first installment vesting one year after the date of grant. The stock options vest early in the event of retirement or a change in control. The stock options have an exercise price of $63.31 per share, equal to the closing price of the common stock on the date of grant.

The RSU awards represent the right to receive shares of common stock on the vesting date, generally the third anniversary of the award date. The number of shares that vest will be based on achievement of specified performance goals over a three-year period. The performance goals for the RSUs granted under the 2012 LTIP are based on average return on sales for fiscal years 2013 through 2015. The RSU awards specify the number of shares that will vest at target performance. The shares that vest at the minimum and maximum levels of performance will be equal to 50% and 150% of the target level, respectively, with vested amounts for performance between those levels to be prorated.

Any RSUs that do not vest on the vesting date will be forfeited. Also, the RSUs will be forfeited if the participant’s employment with the Company terminates prior to the vesting date, except upon retirement, termination by the Company without cause or change in control. In the event of retirement or termination by the Company without cause prior to the third anniversary of the award date, the RSUs will vest on the three-year anniversary of the award date based on achievement of performance goals, with the number of vested shares prorated based on the number of months served before the date of retirement or termination without cause during the 36-month vesting period. Upon a change in control, the RSUs become 100% vested at target level.

If the participant remains employed on a dividend record date for Common Stock, dividend equivalents will be paid in the form of additional RSUs on the regular quarterly dividend payment dates. The RSUs received under dividend equivalents will be paid out in shares at the same time as any related vested RSUs.

The five executive officers receiving the largest awards under the LTIP, and the awards received on April 2, 2012, were as follows (RSU awards are disclosed based on the number that would vest on the third anniversary of the award date at target performance level): Daniel A. Rykhus, President and Chief Executive Officer, 18,400 stock options and 6,318 RSUs; Thomas Iacarella, Vice President and CFO, 7,600 stock options and 2,606 RSUs; Matthew T. Burkhart, Division VP and General Manager – Applied Technology Division, 7,600 stock options and 2,606 RSUs; Anthony D. Schmidt, Division VP and General Manager – Engineered Films Division, 6,000 stock options and 2,053 RSUs; and Lon E. Stroschein, Division VP and General Manager – Aerostar Division, 6,000 stock options and 2,053 RSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN INDUSTRIES, INC.

Date: April 5, 2012	By:	/s/ Thomas Iacarella
Thomas Iacarella
Vice President and Chief Financial Officer, Secretary and Treasurer
(Principal Financial and Accounting Officer)